Exhibit 5.3

Tel: 817-738-2400 Fax: 817-738-1995 www.bdo.com	Bank of America Tower 301 Commerce Street, Suite 2000 Fort Worth, TX 76102

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-10 of our report dated May 14, 2019, relating to the combined consolidated financial statements of FirstOnSite USA Holdings Inc. and Subsidiaries, which is incorporated by reference in that Prospectus and filed as Exhibit 4.8 to such Registration Statement.

We also consent to the reference to us under the caption “Auditors, Transfer Agent and Registrar” in the Prospectus.

/s/ BDO USA, LLP

Fort Worth, Texas

August 20, 2020